GLOBAL BRANDS ACQUISITION CORP.

______________, 2007

JLJ Partners, LLC

11 West 42nd Street, 21st Floor

New York, New York 10036

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Global Brands Acquisition Corp. (“GBAC”) and continuing until the earlier of the consummation by GBAC of a “Business Combination” or GBAC’s liquidation (in each case as described in GBAC’s IPO prospectus) (such earlier date hereinafter referred to as the “Termination Date”), JLJ Partners, LLC shall make available to GBAC certain office space, utilities and secretarial support as may be required by GBAC from time to time, situated at 11 West 42nd Street, 21st Floor, New York, New York 10036 (or any successor location). In exchange therefor, GBAC shall pay JLJ Partners, LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours, GLOBAL BRANDS ACQUISITION CORP.
By:
Name: Title:

AGREED TO AND ACCEPTED BY: JLJ PARTNERS, LLC
By:
Name: Title: